Exhibit 10.19

GRANITE CONSTRUCTION INCORPORATED
NONEMPLOYEE DIRECTOR OPTION AGREEMENT
(Amended April 7, 2006)

Granite Construction Incorporated has granted to the individual (the “Optionee”) named in the Notice of Grant of Nonemployee Director Option (the “Notice”) to which this Nonemployee Director Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Notice and this Option Agreement.  The Option has been granted pursuant to the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan (the “Plan”), as amended to the Date of Option Grant.  By signing the Notice, the Optionee: (a) represents that the Optionee has read and is familiar with the terms and conditions of the Notice and this Option Agreement, including the Effect of Termination of Service set forth in Section 7, (b) accepts the Option subject to all of the terms and conditions of the Notice and this Option Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice or this Option Agreement, and (d) acknowledges receipt of a copy of the Notice and this Option Agreement.

1. Definitions and Construction.

1.1 Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Notice.  Wherever used herein, the following terms shall have their respective meanings set forth below:

(a)            “Board” means the Board of Directors of the Company.

(b)            “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)            “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(d)            “Company” means Granite Construction Incorporated, a Delaware corporation, or any successor corporation thereto.

(e)            “Director” means a member of the Board.

(f)            “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for this purpose.

(g)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)            “Fair Market Value” means, as of any relevant date, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) on the relevant date on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.  If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Committee.

(i)            “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(j)            “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(k)            “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(l)            “Securities Act” means the Securities Act of 1933, as amended.

(m)            “Service” means the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee or a Director.  The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service.  Furthermore, the Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether Optionee’s Service has terminated and the effective date of such termination.

(n)            “Stock” means the Common Stock of the Company, as adjusted from time to time in accordance with Section 9.

(o)            “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in section 424(f) of the Code.

1.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Status of Option.

This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.  This Option is intended to incorporate the requirements of Section 409A of the Code.

3. Administration.

All questions of interpretation concerning this Option Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Option.  Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4. Exercise of the Option.

4.1 Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Date of Option Grant and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Number of Option Shares less the number of shares previously acquired upon exercise of the Option.

4.2 Method of Exercise.  Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Optionee having a Fair Market Value not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock.  Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

4.4 Tax Withholding.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Optionee.

4.5 Certificate Registration.  Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

4.6 Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. Nontransferability of the Option.

The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

6. Termination of the Option.

The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7. Effect of Termination of Service.

7.1 Option Exercisability.  If the Optionee’s Service with the Participating Company Group terminates for any reason, the Option may be exercised by the Optionee (or the Optionee’s legal representative, designated beneficiary or other person who acquired the right to exercise the Option by reason of the Optionee’s death) at any time prior to the expiration of thirty-six (36) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of the Option within the time period set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until thirty (30) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

7.3 Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the time period set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

8. Change in Control.

8.1 Definition.  A “Change in Control” means the effective date of any one of the following events but only to the extent that such change in control transaction is a change in the ownership or effective control the Company or a change in the ownership of a substantial portion of the assets of the Company as defined in the regulations promulgated under Section 409A of the Code:

(a) an acquisition, consolidation, or merger of the Company with or into any other corporation or corporations, unless the stockholders of the Company retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving or acquiring corporation or corporations; or

(b) the sale, exchange, or transfer of all or substantially all of the assets of the Company to a transferee other than a corporation or partnership controlled by the Company or the stockholders of the Company; or

(c) a transaction or series of related transactions in which stock of the Company representing more than thirty percent (30%) of the outstanding voting power of the Company is sold, exchanged, or transferred to any single person or affiliated persons leading to a change of a majority of the members of the Board.

The Board shall have final authority to determine, in accordance with Section 409A of the Code, whether multiple transactions are related and the exact date on which a Change in Control has been deemed to have occurred under subsections (a), (b), and (c) above.

8.2 Effect of Change in Control on Option.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation’s stock.  The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control.

9. Adjustments for Changes in Capital Structure.

In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, combination, exchange of shares, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option.  If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the Option to provide that the Option is exercisable for New Shares.  In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Committee, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option.  The adjustments determined by the Committee pursuant to this Section 9 shall be final, binding and conclusive.

10. Rights as a Stockholder, Employee or Director.

The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.  Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s Service as an Employee or Director, as the case may be, at any time.

11. Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

12. Miscellaneous Provisions.

12.1 Binding Effect.  This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.2 Termination or Amendment.  The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8.2 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

12.3 Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

12.4 Integrated Agreement.  The Notice and this Option Agreement constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Notice and the Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

12.5 Applicable Law.  This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

12.6 Counterparts.  The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.